THIRD AMENDMENT TO

SALE AGREEMENT AND ESCROW INSTRUCTIONS

This Third Amendment to Sale Agreement and Escrow Instructions (this “Amendment”) is executed as of November 19, 2007 (“Amendment Date”), by and between 2001 W. Orange Grove Road, LLC, an Arizona limited liability company, PVP Investments, LLC, a Delaware limited liability company, WRM Investments, LLC, an Arizona limited liability company, and EDI Baptist, LLC, an Arizona limited liability company (collectively, “Desert Life Seller”), WRM Investments, LLC, an Arizona limited liability company, and SOD Investments, LLC, an Arizona limited liability company (collectively “La Cholla Seller”; and together with Desert Life Seller, the “Seller”) and Triple Net Properties, LLC, a Virginia limited liability company (“Buyer”).

RECITALS

A. Seller and Buyer have previously entered into that certain Sale Agreement and Escrow Instructions dated as of October 19, 2007 (the “Original Agreement”), as amended by that Amendment to Purchase Contract dated October 31, 2007 (the “First Amendment”), and as amended by that Second Amendment to Sale Agreement and Escrow Instructions executed as of November 2, 2007 (“Second Amendment”; where the Original Agreement as amended by the First Amendment and Second Amendment are referred to as the “Contract”), which is the subject of Chicago Title Insurance Company Escrow Nos. 2709994 and 2709997 (collectively, the “Escrow”).

B. Seller and Buyer wish to amend the Contract as provided in this Amendment.

C. Capitalized terms that are used in this Amendment that are not otherwise defined in this Amendment shall have the meanings ascribed in the Contract.

AGREEMENTS

For valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Buyer agree as follows.

1. Amendment to Contract. The last sentence of Section 13(c)(ii) of the Contract is hereby deleted in its entirety. The following is added to Section 13(c)(ii):

Notwithstanding anything to the contrary in this Contract:

(x) At the Closing, the Purchase Price shall be increased by Fifty Thousand and No/100 Dollars ($50,000.00), in connection with Seller obtaining a lease amendment from Genova Clinical Research, Inc., extending the lease term for at least twelve (12) additional months, which Purchase Price increase shall be allocable to the La Cholla Project; provided that La Cholla Seller shall be responsible (by either paying prior to Closing or by crediting Buyer at Closing) for any tenant improvements and any leasing commissions payable in connection with that lease amendment;

(y) At the Closing, Buyer shall deposit an additional Twenty Six Thousand Seven Hundred Sixty Five and No/100 Dollars ($26,765.00) (the “Holdback Amount”), in addition to the Purchase Price, which shall be held in the La Cholla Escrow and disbursed in accordance with this Section after Closing. Upon either (1) Buyer and Bio-Medical Applications of Arizona, Inc. and Arizona Kidney Disease and Hypertension Center, d/b/a Fresenius Medical Care of Catalina, executing an amendment that expands their premises in the La Cholla Project by approximately 1,500 square feet (the “Fresenius Lease Extension”), or (2) Buyer and a nephrology (kidney) group, which is acceptable to Buyer, in Buyer’s sole discretion, executing a new lease on Buyer’s then-current form lease for approximately 4,700 feet of space in the La Cholla Project (the “Kidney Group Lease”), then Buyer shall deliver either the Fresenius Lease Extension or the Kidney Group Lease, as applicable, to Escrow Agent and La Cholla Seller and Escrow Agent shall promptly disburse the Holdback Amount to La Cholla Seller. If, however, Buyer does not execute either the Fresenius Lease Extension or the Kidney Group Lease on or before March 31, 2008, then Escrow Agent shall immediately return the Holdback Amount to Buyer. Buyer acknowledges that the first draft of the Fesenius Lease Extension is in the form attached hereto as Appendix One, and agrees to sign the Fresenius Lease Extension in substantially the form attached, subject to changes for the date and reflecting Buyer as the Landlord as well as reasonable modifications requested by the tenant and approved by Buyer, in Buyer’s reasonable discretion.

2. Purchase Price Allocation. The second sentence of Section 2 is deleted in its entirety and replaced with the following:

The Purchase Price shall be allocated with respect to the Projects as $11,375,000.00 for the Desert Life Project and $9,625,000.00 for the La Cholla Project.

3. General Provisions.

(a) Other than as expressly set forth in this Amendment, the Contract is not amended in any manner.

(b) From and after the Amendment Date, all references in the Contract and in any other document related to the Escrow to the term “Contract” or “Agreement” shall be deemed to refer to the Contract as modified by this Amendment.

(c) Each person executing this Amendment personally represents and warrants that he or she has the requisite authority to bind the party on whose behalf the Amendment is being executed.

(d) This Amendment may be executed in any number of counterparts, whether by original, copy, or telecopy signature, and each counterpart of this Amendment so executed shall, taken together, comprise one and the same original document.

(e) Time is of the essence of this Amendment.

[Signatures appear on next page]

This Third Amendment to Sale Agreement and Escrow Instructions is executed as of the Amendment Date.

“DESERT LIFE SELLER”

2001 W. ORANGE GROVE ROAD, LLC,
an Arizona limited liability company

By: /s/ William R. Metzler

William R. Metzler, Manager

PVP INVESTMENTS, LLC,

a Delaware limited liability company

By: /s/ James D. Vandever

James D. Vandever, Sole Member

WRM INVESTMENTS, LLC,

an Arizona limited liability company

By: /s/ William R. Metzler

William R. Metzler, Administrative Member

EDI BAPTIST, LLC,

an Arizona limited liability company

By: /s/ Scott Douglas

Scott O. Douglas, Managing Member

“LA CHOLLA SELLER”

WRM INVESTMENTS, LLC,

an Arizona limited liability company

By: /s/ William R. Metzler

William R. Metzler, Administrative Member

SOD INVESTMENTS, LLC,

An Arizona limited liability company

By: /s/ Scott Douglas

Scott O. Douglas, Sole Member

“BUYER”

TRIPLE NET PROPERTIES, LLC,

a Virginia limited liability company

By: /s/ Jeff Hanson
Name: Jeff Hanson
Title: Chief Investment Officer